Exhibit 4.4

NUMBER	SHARES

CLASS B COMMON STOCK

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP

This certifies that	SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(hereinafter called the “Corporation”), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation (copies of which are on file at the office of the Transfer Agent of the Corporation), to all of which the holder by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED:	By:		By:
AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Transfer Agent

Authorized Officer		SECRETARY		CHIEF EXECUTIVE OFFICER

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

CORPORATE

SEAL

2005

DELAWARE

*

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	________	Custodian	________
TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                  shares

of the capital stock represented by the within Certificate; and do hereby irrevocably constitute and appoint _________________________

____________________________________________________________________________________________________ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE HOLDER OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE FUNDS FROM THAT CERTAIN TRUST FUND ESTABLISHED ON BEHALF OF THE HOLDERS OF THE CORPORATION’S CLASS B COMMON STOCK ONLY IN THE EVENT THAT THE CORPORATION IS UNABLE TO COMPLETE A BUSINESS COMBINATION OR IF THE HOLDER SEEKS TO CONVERT HIS OR HER RESPECTIVE SHARES INTO CASH UPON A BUSINESS COMBINATION WHICH HE OR SHE VOTED AGAINST AND WHICH IS ACTUALLY COMPLETED BY THE CORPORATION. IN NO OTHER EVENT SHALL THE HOLDER HAVE ANY RIGHT OR INTEREST OF ANY KIND IN OR TO THE TRUST FUND.